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E-Filed

Colorado Secretary of State
Date and Time: 04/02/2012 03:02 PM
ID Number: 20121197822

Document number: 20121197822
Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is

Axiom Corp

(The name of a corporation must contain the term or abbreviation "corporation", "incorporated", "company", "limited", "corp.", inc.", "co." or "ltd.". See §7-90-601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.)

*(**Caution:** The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)*

2. The principal office address of the corporation's initial principal office is

Street address

PO Box 49000-00100
(Street number and name)

Nairobi *(City)* *(State)* 0000 *(ZIP/Postal Code)*
(Province – if applicable) Kenya *(Country)*

Mailing address
(**leave blank** if same as street address)

(Street number and name or Post Office Box information)

(City) *(State)* *(ZIP/Postal Code)*
(Province – if applicable) *(Country)*

3. The registered agent name and registered agent address of the corporation's initial registered agent are

Name
(if an individual)
(Last) *(First)* *(Middle)* *(Suffix)*

OR

(if an entity) National Registered Agents, Inc.
*(**Caution:** Do not provide both an individual and an entity name.)*

Street address

1535 Grant Street
(Street number and name)
Suite 140
Denver *(City)* CO *(State)* 80203 *(ZIP/Postal Code)*

Mailing address
(**leave blank** if same as street address)

_____ *(Street number and name or Post Office Box information)*

_____

_____ *(City)* CO *(State)* _____ *(ZIP/Postal Code)*

(The following statement is adopted by marking the box.)

☑ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name (if an individual): Kotni *(Last)* Kranti *(First)* Kumar *(Middle)* _____ *(Suffix)*

OR

(if an entity) _____

*(**Caution:** Do not provide both an individual and an entity name.)*

Mailing address: PO Box 49000-00100 *(Street number and name or Post Office Box information)*

_____

Nairobi *(City)* _____ *(State)* 0000 *(ZIP/Postal Code)*

_____ *(Province – if applicable)* Kenya *(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

(If the following statement applies, adopt the statement by marking the box and enter the number of shares.)

☑ The corporation is authorized to issue 300,000,000 common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☑ Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

*(**Caution:** At least one box must be marked. Both boxes may be marked, if applicable.)*

6. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☑ This document contains additional information as provided by law.

7. *(**Caution:** Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are _____ *(mm/dd/yyyy hour:minute am/pm)*

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Kotni	Kranti	Kumar	
(Last)	*(First)*	*(Middle)*	*(Suffix)*

PO Box 49000-00100
(Street number and name or Post Office Box information)

Nairobi		0000
(City)	*(State)*	*(ZIP/Postal Code)*
	Kenya	
(Province – if applicable)	*(Country)*	

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

COLORADO

National Registered Agents, Inc. hereby consents to the appointment as registered agent of Axiom Corp.. in the State of Colorado.

National Registered Agents, Inc.

Lori D. Stuhlman, Assistant Secretary

National Registered Agents, Inc
1535 Grant Street, Suite 140
Denver, CO 80203

Articles of Incorporation for a Profit Corporation
filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is

AXIOM CORP.
(The name of a corporation must contain the term or abbreviation "corporation", "incorporated", "company", "limited", "corp.", inc.", "co." or "ltd.". See §7-90-601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.)

*(**Caution:** The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)*

2. The principal office address of the corporation's initial principal office is

Street address: PO Box 49000-00100 *(Street number and name)*

Nairobi *(City)* Kenya *(State)* *(ZIP/Postal Code)*

(Province – if applicable) Africa *(Country)*

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)

(City) *(State)* *(ZIP/Postal Code)*

(Province – if applicable) *(Country)*

3. The registered agent name and registered agent address of the corporation's initial registered agent are

Name
(if an individual)
(Last) *(First)* *(Middle)* *(Suffix)*

OR

(if an entity) National Registered Agents, Inc.
*(**Caution:** Do not provide both an individual and an entity name.)*

Street address: 1535 Grant Street, Suite 140 *(Street number and name)*

Denver *(City)* CO *(State)* 80203 *(ZIP/Postal Code)*

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)

(City) CO *(State)* *(ZIP/Postal Code)*

(The following statement is adopted by marking the box.)

☒ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name (if an individual)	Kotni *(Last)*	Kranti *(First)*	Kumar *(Middle)*	*(Suffix)*

OR

(if an entity) ______________________________

*(**Caution:** Do not provide both an individual and an entity name.)*

Mailing address: PO Box 49000-00100
(Street number and name or Post Office Box information)

Nairobi *(City)*	Kenya *(State)*	*(ZIP/Postal Code)*
(Province – if applicable)		Africa *(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows

(If the following statement applies, adopt the statement by marking the box and enter the number of shares.)

☒ The corporation is authorized to issue 300,000,000 common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☒ Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

*(**Caution:** At least one box must be marked. Both boxes may be marked, if applicable.)*

6. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☒ This document contains additional information as provided by law.

7. *(**Caution:** Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are ______________________
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Kotni	Kranti	Kumar	
(Last)	*(First)*	*(Middle)*	*(Suffix)*

PO Box 49000-00100

Nairobi	Kenya	
(City)	*(State)*	*(ZIP/Postal Code)*
	Africa	
(Province – if applicable)	*(Country)*	

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

Schedule "A"
to the Articles of Incorporation for a Profit Corporation
filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)
of Axiom Corp.

Item 5. - The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows:

300,000,000 shares broken down as follows:

200,000,000 common shares with par value of $0.00001, all of which stock shall be entitled to voting power; and

100,000,000 preferred shares with par value of $0.00001. To the fullest extent permitted by the laws of the State of Colorado (currently set forth in C.R.S. by section 7-106-101), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.